UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FNWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

First Northwest Bancorp (“First Northwest”) and its wholly owned subsidiary, First Fed Bank (“First Fed” and, together with First Northwest, the “Company”), announced that Geraldine L. Bullard, Executive Vice President and Chief Operating Officer of First Fed, has informed the Company of her decision to resign effective February 4, 2026, to pursue other opportunities.

Ms. Bullard was a named executive officer in the Company’s most recent proxy statement filed on April 8, 2025. Her decision to resign did not result from any disagreement with the Company or First Fed on any matter relating to their operations, policies, or practices. She joined the Company on January 30, 2020, and during her tenure served as Interim Chief Executive Officer and Chief Financial Officer in addition to her current role.

There are no arrangements or understandings between Ms. Bullard and any other person pursuant to which she resigned, and there are no compensatory or severance agreements entered into in connection with her resignation.

The Company thanks Ms. Bullard for her dedicated service and leadership during her time at First Fed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	January 8, 2026	/s/Curt Queyrouze
Curt Queyrouze President and Chief Executive Officer